Exhibit 99.1


         Point Therapeutics to Raise $13.5 Million in Private Placement

    BOSTON--(BUSINESS WIRE)--March 25, 2004--Point Therapeutics, Inc. (OTC BB: POTP.OB) ("Point" or the "Company") announced today that it has received $13,500,000 in commitments from new and existing institutional investors for an equity private placement. Point will be selling 3,000,000 shares of its Common Stock at a price of $4.50 per share. The investors in this private placement will also receive five-year warrants to purchase an additional 900,000 shares of Common Stock at an exercise price of $6.25 per share. The Company anticipates that the private placement will close on Friday, March 26, 2004. RBC Capital Markets and Paramount BioCapital, Inc. acted as the placement agents for this offering.
    Point intends to use these funds for general corporate purposes including the clinical development costs for PT-100, the Company's lead clinical compound. A Phase 2 clinical trial of PT-100 in combination with Taxotere(R) for the treatment of advanced non-small cell lung cancer was initiated earlier this month with three additional PT-100 Phase 2 clinical trials planned for initiation during the second quarter of 2004. These additional Phase 2 trials will study PT-100 in metastatic melanoma - in combination with cisplatin and as a single-agent - and in chronic lymphocytic leukemia. PT-100 is also currently being evaluated in a Phase 1 clinical study in combination with Rituxan(R) in patients with hematologic malignancies, such as non-Hodgkin's lymphoma.
    "I am extremely pleased to announce this transaction," said Don Kiepert, CEO and President of Point. "This financing will give us the capital support to aggressively pursue our ambitious Phase 2 clinical plans for PT-100."

    The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state and securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock issuable upon exercise of the warrants issued in this private placement.

    ABOUT POINT THERAPEUTICS, INC.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of cancerous tumors and certain hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of certain cancerous tumors.
    In 2004, Point expects to initiate four Phase 2 clinical studies in three different oncology indications. The first Phase 2 study has been initiated and will investigate non-small cell lung cancer in combination with Taxotere(R). The other planned trials will study PT-100 in metastatic melanoma in combination with cisplatin, as a single-agent therapeutic in metastatic melanoma, and in chronic lymphocytic leukemia in combination with Rituxan(R). Point is currently testing PT-100 in combination with Rituxan(R) in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop products, (ii) obtain the necessary governmental approvals, (iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 16, 2004 and from time to time in Point's other reports filed with the Securities and Exchange Commission.


    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2130
             or
             The Trout Group
             (investor relations)
             Ritu Baral, 212-477-9007 ext. 25